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                                   EXHIBIT 24





                         INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in Registration Statements (File Nos. 33-9737, 33-9738, 33-1138, 2-87344, 2-
         79949, 2-74447, 2-71557, 33-32055 and 33-37683) of Molex
         Incorporated and its subsidiaries on Form S-8 of our reports dated August 9, 1994, appearing in and incorporated by reference in this Annual Report on Form 10-K of Molex Incorporated and its subsidiaries for the year ended June 30, 1994.





         /s/ DELOITTE & TOUCHE LLP
         Chicago, Illinois
         September 24, 1994